                                                                  Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-70878 and 33-94350 on Form S-8 and No. 333-16275 on Form S-4 of Watson Pharmaceuticals, Inc. of our report dated February 2, 1996 (relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries) appearing in this Annual Report on Form 10-K/A of Watson Pharmaceuticals, Inc. for the year ended December 31, 1995.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
January 10, 1997